                          REGISTRATION RIGHTS AGREEMENT


                  REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of June 14, 2000, by and between Wire One Technologies, Inc., a Delaware corporation (the "Company"), and the undersigned investors (each, an "Investor" and, collectively, "the Investors").

                  WHEREAS, in connection with the Preferred Stock and Warrant Purchase Agreement by and among the parties hereto of even date herewith (the "Purchase Agreement"), the Company has agreed, upon the terms and subject to the conditions contained therein, to issue and sell to the Investors (i) 2,450 shares of its Series A Convertible Preferred Stock (the "Preferred Stock") that are convertible into shares (the "Conversion Shares") of the Company's common stock, par value $.0001 per share (the "Common Stock"), upon the terms and subject to the limitations and conditions set forth in the Certificate of Designations, Rights, Preferences, Privileges and Restrictions with respect to the Preferred Stock (the "Certificate of Designations") and (ii) warrants (the "Warrants") to acquire 857,500 shares of Common Stock (the "Warrant Shares") issued to the Investors upon the terms and conditions and subject to the limitations and conditions set forth in the Warrants dated June 14, 2000; and

                  WHEREAS, to induce the Investors to execute and deliver the Purchase Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended (the "Act"), and applicable state securities law.

                  NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                  1. Definitions. For the purposes of this Agreement:

                           The term "Affiliate" means, with respect to any
person or entity, any other person or entity directly or indirectly controlling, controlled by or under common control with the first such person or entity.

                           The term "Closing Date" means the date of the Closing
as such term is defined in the Purchase Agreement.

                           The term "current market value" means the
volume-weighted average sale price per share of Common Stock as reported by Bloomberg Information Services, Inc. for the 30 consecutive trading days ending one day prior to the date of determination.

                           The term "Holder" means a holder of Registrable
Securities or, unless the context otherwise requires, securities convertible into or exercisable for Registrable Securities.

                           The terms "register", "registered" and "registration"
refer to a registration effected by preparing and filing a registration statement in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement.

                           The term "Registrable Securities" means the
Conversion Shares and the Warrant Shares, and any shares of capital stock issued or issuable in respect of the foregoing as a result of any stock split, stock dividend, recapitalization, reclassification, exchange, combination, merger, consolidation, distribution or similar event; provided, however, that an Investor's Registrable Securities shall cease to be Registrable Securities when and to the extent that (i) such Registrable Securities have been sold pursuant to an effective registration statement under the Act, (ii) such Registrable Securities have become eligible for resale pursuant to Rule 144(k) of the Act (or any similar provision then in force) or another provision of Rule 144 of the Act pursuant to which all of such Investor's Registrable Securities are eligible for resale or (iii) such Registrable Securities have ceased to be outstanding.

                           The term "Registration Statement" means a
registration statement of the Company filed under the 1933 Act.

                           The term "SEC" means the United States Securities and
Exchange Commission.

                  2. Registration Rights.

                           2.1. Mandatory Registration. (a) The Company shall
prepare and, as soon as practicable but in no event later than forty five (45) days after the Closing Date, file with the SEC a Registration Statement on Form S-1 covering the resale of all of the Registrable Securities. The Company shall use its commercially reasonable efforts to have the Registration Statement declared effective by the SEC as soon as practicable, but in no event later than the date which is the earlier of (i) one hundred twenty (120) days after the Closing Date or (ii) five (5) days after receiving a "no review" status from the SEC with respect to such Registration Statement;

                           (b) If the Registration Statement covering the
Registrable Securities required to be filed by the Company pursuant to Section 2.1(a) hereof is not declared effective by the SEC within 120 days after the Closing Date, then for each month (prorated for partial months) following such 120-day period prior to the date the Registration Statement is declared effective, the Company will issue to each Investor warrants to purchase 2% of the amount of Purchase Price paid by such Investor pursuant to the Purchase Agreement at an exercise price of the current market value of the Common Stock; provided, however, that there shall be excluded from such 120-day period any delays which are solely attibutable to changes required by the Investors in the Registration Statement with respect to information relating to the Investors, including, without limitation, changes to the plan of distribution, or the failure of Investors to conduct their review of the Registration Statement pursuant to Section 2.2(c) below in a reasonably timely manner.

                           2.2. Obligations of the Company. At such time as the
Company is obligated to file a Registration Statement with the SEC pursuant to
Section 2.1(a), the Company will use its commercially reasonable efforts to effect the registration of the Registrable Securities in accordance with the intended method of disposition thereof and, pursuant thereto, the Company shall:

                           (a) Prepare and file with the SEC a Registration
Statement with respect to the Registrable Securities no later than forty five
(45) days after the Closing Date pursuant to Section 2.1(a) and use its commercially reasonable efforts to cause such Registration Statement relating to the Registrable Securities to become effective as soon as possible after such filing but in no event later than the date which is the earlier of (i) one hundred twenty (120) days after the Closing Date or (ii) five (5) days after receiving a "no review" status from the SEC with respect to such Registration Statement, and keep such Registration Statement effective pursuant to Rule 415 at all times until the earlier of (i) the date as of which the Investors may sell all of the Registrable Securities without restriction pursuant to Rule 144(k) promulgated under the 1933 Act (or successor thereto) or (ii) the date on which the Investors shall have sold all the Registrable Securities, which Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

                           (b) Prepare and file with the SEC such amendments and
supplements to such Registration Statement and the prospectus used in connection with such Registration Statement as may be necessary to comply with the provisions of applicable law with respect to the disposition of all securities covered by such Registration Statement.

                           (c) Furnish to each Holder of Registrable Securities
registering such securities such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of applicable law, and such other documents as each such Holder may reasonably request in order to facilitate the disposition of Registrable Securities owned by it.

                           (d) Use all reasonable efforts to register and
qualify the securities covered by such Registration Statement under state blue sky laws in any U.S. jurisdictions in which such registration and qualification is reasonably requested by any Holder; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business, subject itself to general taxation or file a general consent to service of process in any such jurisdictions.

                           (e) In the event of any underwritten public offering,
enter into and perform its obligations under an underwriting agreement, in form and substance reasonably satisfactory to the Company, with the managing underwriter of such offering.

                           (f) Promptly notify the Holders: (i) when the
Registration Statement, the prospectus or any prospectus supplement related thereto or post-effective amendment to the Registration Statement has been filed, and, with respect to the Registration Statement or any post-effective amendment thereto, when the same has become effective; (ii) of any request by the SEC for amendments or supplements to the Registration Statement or related prospectus or any written request by the SEC for additional information; (iii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings by any person for that purpose; and (iv) of the receipt by the Company of any written notification with respect to the suspension of the qualification of any Registrable Securities for sale in any jurisdiction or the initiation or overt threat of any proceeding for such purpose.

                           (g) Notify the Holders, at any time when a prospectus
relating thereto is required to be delivered under applicable law, of the happening of any event as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and at the request of any such Holder promptly prepare and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                           (h) Use all reasonable efforts to cause the transfer
agent to remove restrictive legends on certificates representing the securities covered by such Registration Statement, as appropriate.

                           (i) Use all reasonable efforts to have the securities
covered by the Registration Statement listed on the same quotation system or market as the Common Stock.

                           2.3. Furnish Information.

                           (a) It shall be a condition precedent to the
obligation of the Company to include any Registrable Securities of any Holder in a Registration Statement pursuant to this Section 2 that the Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of such Registrable Securities as shall be required to effect the registration of the Registrable Securities held by such Holder. Any such information, or any comments on any such information included in a draft of a Registration Statement provided to a Holder for its comment, shall be provided to the Company within any reasonable time period requested by the Company.

                           (b) Each Holder shall notify the Company, at any time
when a prospectus is required to be delivered under applicable law, of the happening of any event as a result of which the prospectus included in the applicable Registration Statement, as then in effect, in each case only with respect to information provided by such Holder, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing. Such Holder shall immediately upon the happening of any such event cease using such prospectus. Any other Holders shall cease using such prospectus immediately upon receipt of notice from the Company to that effect. If so requested by the Company, each Holder promptly shall return to the Company any copies of any prospectus in its possession (other than permanent file copies) that contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

                           2.4. Expenses of Registration. The Company shall bear
and pay all reasonable expenses incurred in connection with any registration, filing or qualification of Registrable Securities pursuant to this Section 2. Notwithstanding the foregoing, each of the Company and the Holders shall be required to pay and bear their own legal expenses in connection with any registration.

                           2.5. Underwriting Requirements. In connection with
any underwritten offering of a Holder's Registrable Securities, the Company shall not be required to register any Registrable Securities in connection with an underwritten offering unless the Holder accepts the underwriters selected by the Company and then only in such quantity as the lead managing underwriter determines, in its good faith discretion, will not jeopardize the success of the offering by the Company. To the extent that the lead managing underwriter will not permit the registration of all of the Registrable Securities sought to be registered pursuant to this Section 2, the Registrable Securities to be included shall be apportioned among the Holders on a pro rata basis (based on the number of shares of Common Stock proposed to be registered by each). Those Registrable Securities that are excluded from the underwriting by reason of the managing underwriter's marketing limitation and all other Registrable Securities not originally requested to be so included shall not be included in such registration and shall be withheld from the market by the Holders thereof for a period, not to exceed 90 days, which the managing underwriter reasonably determines necessary to effect the underwritten public offering. No Holder of Registrable Securities shall be entitled to participate in an underwritten offering unless such Holder enters into, and performs its obligations under, one or more underwriting agreements and any related agreements and documents (including an escrow agreement and/or a power of attorney with respect to the disposition of the Registrable Securities), in the form that such Holder shall agree to with the lead managing underwriter of the transaction. If any Holder disapproves of the terms of any underwriting, it may elect, prior to the execution of any underwriting agreement, to withdraw therefrom by written notice to the Company and the lead managing underwriter. Any Registrable Securities so withdrawn from an underwriting by such Holder shall be withdrawn from such registration and shall not be transferred in a public distribution prior to 180 days following the effective date of the Registration Statement relating thereto.

                           2.6. Delay of Registration. No Holder shall have any
right to obtain or seek an injunction restraining or otherwise delaying any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

                           2.7. Indemnification. In the event any Registrable
Securities are included in a Registration Statement under this Section 2:

                           (a) To the extent permitted by law, the Company will
indemnify and hold harmless each Holder and each person, if any, who controls such Holder within the meaning of the Act and the Securities Exchange Act of 1934, as amended (the "1934 Act"), and their respective directors, officers, partners, employees and affiliates (each, an "Indemnified Person"), against any losses, claims, damages, or liabilities, joint or several, to which they may become subject insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any final prospectus contained therein or any amendments or supplements thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will pay to each Indemnified Person any reasonable legal or other expenses incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 2.7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission which occurs in reliance upon and in conformity with written information furnished by a Holder expressly for use in connection with such registration or is caused by any failure by the Holder to deliver a prospectus or preliminary prospectus (or amendment or supplement thereto) as and when required under the Act after such prospectus has been timely furnished by the Company.

                           (b) To the extent permitted by law, each Holder will
indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Act or the 1934 Act, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon (x) any untrue statement or alleged untrue statement contained in, or any omission or alleged omission from, information furnished in writing to the Company by the Holder specifically and expressly for use in any such Registration Statement or prospectus or (y) any failure by the Holder to deliver a prospectus or preliminary prospectus (or amendment or supplement thereto) as and when required under the Act after such prospectus has been timely furnished by the Company. Such Holder will pay any reasonable legal or other expenses incurred by any Indemnified Person pursuant to this Section 2.7(b) in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 2.7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder.

                           (c) Promptly after receipt by an indemnified party
under this Section 2.7 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.7, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the indemnifying parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate (in the opinion of counsel to the indemnifying party) due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.7, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.7.

                           (d) The obligations of the Company and the Holders
under this Section 2.7 shall survive the completion of any offering of Registrable Securities under a Registration Statement pursuant to this Section 2.

                           (e) Notwithstanding the foregoing, the
indemnification and contribution provisions contained in the underwriting agreement entered into in connection with the underwritten public offering shall supercede the provisions of Section 2.7 and Section 2.8 of this Agreement.

                           2.8. Contribution. To the extent any indemnification
by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 2.7 to the fullest extent permitted by law; provided, however, that (i) no contribution shall be made under the fault standards set forth in Section 2.7, (ii) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of such fraudulent misrepresentation, and (iii) contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities.

                           2.9. Rule 144 Reporting. With a view to making
available to the Holders the benefits of certain rules and regulations of the SEC that permit the sale of the Registrable Securities to the public without registration, the Company agrees to use all reasonable efforts to:

                           (a) Make and keep public information available, as
those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the Act, at all times after the effective date of the first registration filed by the Company for an offering of its securities to the general public;

                           (b) File with the SEC, in a timely manner, all
reports and other documents required of the Company under the 1934 Act; and

                           (c) So long as a Holder owns any Registrable
Securities, furnish such Holder forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 of the Act, and of the 1934 Act (at any time after it has become subject to such reporting requirements); a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

                  3. Miscellaneous.

                           3.1. Successors and Assigns. The provisions of this
Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties hereto. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement. Nothing contained herein shall be construed as permitting any transfer of any securities of the Company in violation of any applicable law or agreement.

                           3.2. Assignment of Registration Rights. The rights to
cause the Company to register Registrable Securities pursuant to Section 2 may be assigned by a Holder to a permitted transferee or assignee of Registrable Securities which (a) is a subsidiary, parent, general partner, limited partner, retired partner, Affiliate, beneficial owner, member or retired member of a Holder, or (b) is a Holder's family member or trust for the benefit of an individual Holder; provided, however, (i) the transferor shall, within ten (10) days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and (ii) such transferee shall agree to be subject to all restrictions set forth in this Agreement.

                           3.3. Governing Law. This Agreement shall be governed
by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State. Each of the Investors and the Company hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in the City of New York, Borough of Manhattan, for purposes of all legal proceedings arising out of or relating to this Agreement and the transactions contemplated hereby. Each of the Investors and the Company irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

                           3.4. Waiver of Jury Trial. EACH PARTY HERETO HEREBY
WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including, without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. Each party hereto hereby further warrants and represents that such party has reviewed this waiver with its legal counsel, and that such party knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. This waiver is irrevocable, meaning that it may not be modified either orally or in writing, and this waiver shall apply to any subsequent amendments, supplements or modifications to (or assignments of) this agreement. In the event of litigation, this agreement may be filed as a written consent to a trial (without a jury) by the court.

                           3.5. Counterparts. This Agreement may be executed in
counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

                           3.6. Captions and Headings. The captions and headings
used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                           3.7. Notices. Unless otherwise provided, any notice
or other communication required or permitted to be given or effected under this Agreement shall be in writing and shall be deemed effective upon personal or facsimile delivery to the party to be notified or three business days after deposit with an internationally recognized courier service, delivery fees prepaid, and addressed to the party to be notified at the following respective addresses, or at such other addresses as may be designated by written notice; provided, however, that any notice of change of address shall be deemed effective only upon receipt.

         If to the Company:          Wire One Technologies, Inc.
                                     225 Long Avenue
                                     Hillside, NJ  07205
                                     Attn:  Richard Reiss
                                     Phone:  (973) 282-2000
                                     Fax:  (973) 282-2033

         with a copy to:             Morrison & Foerster LLP
                                     1290 Avenue of the Americas

                                     New York, New York  10104
                                     Attn:  Michael J.W. Rennock, Esq.
                                     Phone: (212) 468-8000
                                     Fax:  (212) 468-7900

         If to the Investors:        Notice shall be sent to the person
                                     and addressindicated on the signature
                                     page hereof.

                           3.8. Amendments and Waivers. The provisions of this
Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained written consent of the Holders of at least a majority of the outstanding Registrable Securities affected by such amendment, modification, supplement, waiver or departure and upon obtaining such consent will bond all Holders, including those who did not consent; provided, however, that no amendment, modification, supplement, waiver or consent to the departure with respect to the provisions of
Section 2.7 hereof shall be effective as against any person unless consented to in writing by such person. Notwithstanding the foregoing, any Holder may waive its own rights under this Agreement.

                           3.9. Severability. If one or more provisions of this
Agreement are held to be unenforceable under applicable law, such provisions shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

                           3.10. Entire Agreement. This Agreement contains the
entire understanding of the parties hereto with respect to the subject matter contained herein, and supersedes and cancels all prior agreements, negotiations, correspondence, undertakings and communications of the parties, oral or written, respecting such subject matter. There are no restrictions, promises, representations, warranties, agreements or undertakings of any party hereto with respect to the matters contemplated hereby, other than those set forth herein or made hereunder.

         IN WITNESS WHEREOF, the parties, each by its duly authorized signatory, have executed this Agreement as of the date first above written.

Wire One Technologies, Inc.           INVESTORS:

                                      Peconic Fund Ltd.




By:  /s/ Richard Reiss                By: Marren Ogilvie
     ---------------------------          --------------
     Name: Richard Reiss                  Name:  Marren Ogilvie
     Title: President and CEO             Title: General Counsel of
                                          Ramius Capital Group, its
                                          investment advisor
                                          Address: 666 Third Avenue, 26th Floor
                                          New York, New York  10017

                                          Facsimile: 212.845.7995
                                          Telephone: 212.845.7909

                           WIRE ONE TECHNOLOGIES, INC.
                          REGISTRATION RIGHTS AGREEMENT

                           Counterpart Signature Page

                                   INVESTORS:


Adrien W. Mauerman Test Trust


By:   /s/ George S. Mauerman
      ----------------------
      Name:    George S. Mauerman
      Title:   Trustee
      Address: P.O. Box 116427
      Carrollton, Texas  75011

      Facsimile: 815-846-8597
      Telephone: 815-896-8813




      /s/ Matthew Balk
      ----------------
      Name:     Matthew Balk
      Address:  245 Park Avenue, 44th Floor
      New York, New York 10167

      Facsimile: 212.856.5709
      Telephone: 212.856.5700




      /s/ Stephen D. Barrett
      ----------------------
      Name:     Stephen D. Barrett
      Address:  One Boston Place
      Boston, MA 02108

      Facsimile: 617.788.9581
      Telephone: 617.277.3100

                           Counterpart Signature Page

                                   INVESTORS:


Baystar Capital, L.P.


By:   /s/ Michael A. Roth
      -------------------
      Name:    Michael A. Roth
      Title:   Partner
      Address: 1500 W. Market St., Suite 200
      Mequon, WI 53092

      Facsimile:
      Telephone:




Baystar International, LTD.


By:   /s/ Michael A. Roth
      -------------------
      Name:    Michael A. Roth
      Title:   Partner
      Address: 1500 W. Market St., Suite 200
      Mequon, WI 53092

      Facsimile:
      Telephone:




      /s/ Spence Beal
      ---------------
      Name:    Spence Beal
      Address: 6726 E. Northwest Highway
      Dallas, Texas  75231

      Facsimile:
      Telephone: 214.454.7293

                           Counterpart Signature Page

                                   INVESTORS:


      /s/ Ivan Berkowitz
      ------------------
      Name:    Ivan Berkowitz
      Address: 1790 Broadway, #1500
      New York, New York  10019

      Facsimile: 212.757.3423
      Telephone: 212.757.3333




Carnes Investment


By:   /s/ Jon Richard Carnes
      ----------------------
      Name:    Jon Richard Carnes
      Title:
      Address:2204 Madagascar Lane
      Las Vegas, Nevada  89117

      Facsimile: 702.214.8491
      Telephone: 702.214.8490




Castle Creek Partners, LLC


By:   /s/ Fred Goldman
      ----------------
      Name:    Fred Goldman
      Title:   Member
      Address: 77 W. Wacker Drive, Ste. 4040
      Chicago, Illinois  60601

      Facsimile:  312.499.6999
      Telephone:  312.499.6400

                           Counterpart Signature Page

                                   INVESTORS:


Cranshire Capital LLP


By:   /s/ Illegible
      --------------------------------------
      Name:
      Title:   President - Downsview Capital
      Address: 666 Dundee Park, Suite 1901
      Northbrook, IL  60062

      Facsimile: 847.562.9031
      Telephone: 847.562.9030




      /s/ Eric R. Elliott
      -------------------
      Name:    Eric R. Elliott
      Address: 2875 Pine Tree Drive
      Miami Beach, Florida  33140

      Facsimile: 305.538.5655
      Telephone: 305.534.7400




Global Euronet Group, Inc.


By:   /s/ Christopher D. Jennings
      ---------------------------
      Name:    Christopher D. Jennings
      Title:   Co-Chief Executive Officer
      Address: 11601 Wilshire Blvd., Ste. 500
      Los Angeles, CA  90025

      Facsimile: 310.575.4813
      Telephone: 310.575.4810

                           Counterpart Signature Page

                                   INVESTORS:


      /s/ Christopher M. Healy
      ------------------------
      Name:    Christopher M. Healy
      Address: 86 Bayberry Lane
      Westport, CT  06880

      Facsimile: 203.222.0944
      Telephone: 203.454.4671




      /s/Richard & Ricki Hoffman JTWROS
      ---------------------------------
      Name:    Richard & Ricki Hoffman
               JTWROS
      Address: 1200 Harbor Road
      Hewlett Harbor, New York  11557

      Facsimile: 212.594.0630
      Telephone: 212.594.0707




      /s/ Michael Kooper
      ------------------
      Name:    Michael Kooper
      Address: 770 Lexington Ave., 14th Fl.
      New York, New York  10021

      Facsimile:  212.755.0800
      Telephone:  212.755.0830

                           Counterpart Signature Page

                                   INVESTORS:


The Norman Spivock Trust


By:   /s/ The Norman Spivock Trust - 1993
      -----------------------------------
      Name:    The Norman Spivock Trust-1993
      Title:
      Address: c/o Dragon Capital
      1 Minerva Place
      Old Greenwich, CT  06870

      Facsimile: 212.656.1810
      Telephone: 203.613.4750




Polycom, Inc.


By:   /s/ Michael R. Koury
      --------------------
      Name:    Michael R. Koury
      Title:   CFO
      Address: 1565 Barber Lane
      Milpitas, CA  95035

      Facsimile: 408-474-2955
      Telephone: 408-474-2844




R&G Partners

By:   /s/ Camalyn Randolph and /s/ Josh Gilbert
      -----------------------------------------
      Name:    Camalyn Randolph & Josh Gilbert
      Title:   Partners
      Address: 15456 Coutolene Road
      Magalia, CA  95954

      Facsimile: 530.873.5087
      Telephone: 530.873.5083

                           Counterpart Signature Page

                                   INVESTORS:


Reinhard Stadler Rev. Trust


By:   /s/ Reinhard Stadler Rev. Trust
      -------------------------------
      Name:
      Title:
      Address: Wornser Str. 3
      76185 Karlsruhe  Germany

      Facsimile: 972.765.1138
      Telephone: 214.837.2468




      /s/ Leopold Salkind
      -------------------
      Name:    Leopold Salkind
      Address: 2101 Walnut Street, Apt. 620
      Philadelphia, Pennsylvania  19103

      Facsimile: 215.914.2365
      Telephone: 215.694.4047




The dotCOM Fund, LLC


By:   /s/ Mark Rice
      -------------
      Name:    Mark Rice
      Title:   Manager - Minamax LLC
      Address: 666 Dundee Road, Suite 1901
      Northbrook, Illinois  60062

      Facsimile: 847.509.2295
      Telephone: 847.509.2290

                           Counterpart Signature Page

                                   INVESTORS:


      /s/ Scott Weisman
      -----------------
      Name:    Scott Weisman
      Address: 16 Colonial Road
      White Plains, New York

      Facsimile: 212.856.5750
      Telephone: 212.856.5709




David Wilstein and Susan WIlstein, trustees of the Century Trust

By:   /s/ David Wilstein
      ----------------------
      Name:    David Wilstein
      Title:   Trustee
      Address: 2080 Century Park East,
      Penthouse Suite
      Los Angeles, CA 90067
      Facsimile: 310.553.0205
      Telephone: 310.553.4906




      /s/ Eric Singer
      ----------------------
      Name:    Eric Singer
      Address: 72 Hicks Street
      Brooklyn, NY 11201
      Facsimile: 212.856.5750
      Telephone: 212.856.5700




      /s/ Gene Salkind
      ----------------------
      Name:    Gene Salkind
      Address: 1165 Wrack Rd.
      Jenkintown, PA 190446-2543
      Facsimile: 215.914.3165
      Telephone: 212.886.8874




      /s/ Robert B. Prag
      ----------------------
      Name:    Robert B. Prag
      Address: 2455 El Amigo Rd.
      Del Mar, CA 92014
      Facsimile: 858.794.9544
      Telephone: 858.794.9500